Exhibit 23.1

Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-100734) pertaining to the registration of 2,700,000 shares of NetWolves Corporation common stock of our report dated September 25, 2003, with respect to the consolidated financial statements and schedules of NetWolves Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2003.


/s/ Ernst & Young LLP
Tampa, Florida
September 26, 2003